NetREIT 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-179029 and 333-179030 on Form S-3 and Form S-8, respectively, of our report dated March 28, 2012, relating to our audit of the consolidated financial statements of NetREIT, Inc. and Subsidiaries as of and for the years ended December 31, 2011 and 2010 appearing in this Annual Report on Form 10-K of NetREIT, Inc. and Subsidiaries for the year ended December 31, 2011.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
San Diego, California
March 28, 2012